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                                                                   Exhibit 10.56

October 2, 2000

Pac-West Telecom, Inc.                               [LOGO OF QWEST CORPORATION]
1776 W. March Lane
Suite 250
Stockton, CA 95207

Dear Mr. McCann:

We have received your request that, under Section 252(i) of the Telecommunications Act of 1996, Pac-West Telecom, Inc. ("CLEC") wishes to "Pick and Choose" in its entirety, the terms of the Interconnection Agreement and any associated amendments, if applicable, ("Agreement") between AT&T Corporation and Qwest Corporation fka US West Communications, Inc. ("Qwest") that was approved by the Commission as an effective agreement in the State of Idaho. We understand you have a copy of the agreement.

With respect to the aforementioned Agreement, Qwest and CLEC ("the Parties") understand and agree:

1. The Parties shall request the Commission to expedite its review and approval of this Agreement. This Agreement shall become effective upon such approval.

2. Notwithstanding the mutual commitments set forth herein, the Parties are entering into this Agreement without prejudice to any positions they have taken previously, or may take in the future, in any legislative, regulatory, or other public forum addressing any matters, including those relating to the types of arrangements contained in this Agreement. Qwest may point out that it has objected, and continues to object, to the inclusion of the terms and conditions to which it objected in the proceedings involving the approval of the Underlying Agreement.

3. This Agreement contains provisions based upon the decisions and orders of the FCC and the Commission under and with respect to the Act. Currently, court and regulatory proceedings affecting the subject matter of this Agreement are in various stages, including the proceedings where certain of the rules and regulations of the FCC are being challenged. In addition, there is uncertainty, and the regulatory and judicial proceedings which will occur as a result of that decision, the Parties acknowledge that this Agreement may need to be changed to reflect any changes in law. The Agreement has not been corrected to reflect the requirements claims or outcomes of any proceedings that automatically change and modify the Underlying Agreement, then like changes and modifications will similarly be made to this Agreement. In addition, to the extent rules or laws are based on regulatory or judicial proceedings as a result of the recent Supreme Court decision, this Agreement will be amended to incorporate such changes. In the event of a Commission ruling in a generic cost docket that results in changes to the rates contained in this Agreement, the Agreement shall be automatically modified to reflect such changes in rates.

4. Subsequent to the execution of the Agreement, the FCC or the Commission may issue decisions or orders that change or modify the rules and regulations governing implementing of the Act. If such changes or modifications alter the state of the law upon which the Underlying Agreement was negotiated and agreed, and it reasonably appears that the parties to the Underlying Agreement would have negotiated
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and agreed to different term(s), condition(s), or covenant(s) than as contained in the Underlying Agreement had such change or modification been in existence before execution of the Underlying Agreement, then this Agreement shall be amended to reflect such different term(s), condition(s), or covenant(s). Where the Parties fail to agree upon such an amendment, it shall be resolved in accordance with the Dispute Resolution provision of the Underlying Agreement which is being adopted pursuant to Section 252(i)

5. This Agreement shall continue in force and effect through the term of the Underlying Agreement. Thereafter, this Agreement can be terminated by either party on thirty (30) days written notice, if another Interconnection Agreement will not replace the current Agreement. If there is a replacement Interconnection Agreement, one Party can notify the other Party that it is requesting Section 251/253 negotiations under the Federal Telecommunications Act of 1996 ("Act"). That notification will trigger the timeframes and procedures contained in Section 252 of the Act, or pursuant to the timeframes set forth by the appropriate state commission. In the event of such notice, the arrangements between our companies shall continue and be governed by the terms of the expired agreement until the new agreement is approved by the appropriate state commission.

6. This agreement shall be interpreted in accordance with GTE Service Corp. v Federal Communications Commission, No. 99-1176 (D.C. Cir. March 17, 2000). The Parties shall not be bound by any language in the Underlying Agreement, or any prior interpretation or performance under such language, that are inconsistent with the Court's decision in GTE Service Corp v. Federal Communications Commission. The Parties also recognize that certain provisions of the terms and conditions may be void or unenforceable as a result of the July 18, 1997 and October 14, 1997 decisions of the United States Eighth Circuit Court of Appeals. Additionally, this Agreement shall be interpreted in accordance with all other relevent judicial or regulatory decisions.

7. The Parties agree that Qwest's position has been, and continues to be, that Interconnection Agreements entered into Pursuant to Sections 251 and 252 of the Act, including the reciprocal compensation provisions of those Agreements, apply only to local traffic. Local Traffic is that traffic that originates and terminates in the same local calling area. Each company bears the burden of proof that the traffic being exchanged is in fact local in nature. "Pac-West's position has been, and continues to be, that local traffic does not necessarily exclude calls to internet service providers." "Qwest's position has been, and continues to be, that reciprocal compensation does not apply to internet traffic."

8. CLEC adopts the terms and conditions of the AT&T Corporation Agreement for interconnection with Qwest and in applying the terms and conditions, agrees that Pac-West Telecom, Inc. be substituted in place of "AT&T Corporation" throughout the Agreement wherever the latter appears.

9. Qwest requests that notice to Qwest Corporation as may be required under the Agreement shall be provided as follows:


    To:    Qwest Corporation
           Director Interconnection Compliance
           1801 California Street, Room 2410
           Denver, CO 80202

           With copy to:
           Qwest Corporation Law Department
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           Attention: General Counsel, Interconnection
           1801 California Street, 51st Floor
           Denver, CO 80202

    CLEC requests that notice to CLEC as may be required under the Agreement shall be provided as follows:

    To:    Mart McCann
           Regulatory Dept..
           Pac-West Telecom, Inc.
           1776 W. March Lane, Suite 250
           Stockton, CA 95207
           Phone: 209-926-4224

10. CLEC represents and warrants that it is a certified provider of local dialtone service in the State of Idaho, and that this Agreement will cover services in that state only.

Please sign all three original copies of this letter; retain one copy; and overnight two copies to Debi Hartl at 7800 East Orchard Road, Suite 250, Englewood, CO 80111 by December 1, 2000. After December 1, 2000 Qwest may rescind its willingness to consider the Agreement's terms and conditions, and will consider that you have withdrawn from good faith negotiations.

Please note that Qwest will file this letter with the appropriate state commission for approval; however, some state commissions will not approve the letter until CLEC is certified by the state commission. You may want to contact the appropriate state commission to determine the requisite filing guidelines.


Sincerely,

/s/ Elizabeth J. Stamp
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Qwest Corporation
Elizabeth J. Stamp
Director - Interconnect
1801 California Road, Room 2410
Denver, CO 80202

I agree to all terms and conditions contained in this letter as indicated by my signature below:

Pac-West Telecom, Inc.
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CLEC Name

/s/ John F. Sumptor
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Signature

John F. Sumptor
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Name

Vice President - Regulatory
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Title

November 10, 2000
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Date

Pac-West's signature on this document does not indicate its concurrence with Qwest's position on reciprocal compensation or with any other terms that did not appear in the Underlying Agreement being adopted or which would purport to modify in any way the terms of the Underlying Agreement. Pac-West's signature indicates only that it is adopting the Underlying Agreement in its entirety, as Pac-West is permitted to do pursuant to Section 252(j) of the Communications Act of 1934, as amended, 2 U.S.C. 252(i). Pac-West will of course abide by any final determination as to the parties' obligations under the Underlying Agreement pursuant to state requirements, FCC rules, or other applicable requirements of judicial or regulatory authorities with jurisdiction.